UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2007

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition
On February 6, 2007, the Company issued the following press release.

Puget Energy Reports Year-End and Fourth-Quarter 2006 Results
Subsidiary divestiture, natural gas and electric infrastructure and wind resource additions, regulatory proceedings, and storm response

•	2006 net income from continuing operations of $167.3 million or $1.44 per share, excluding 44 cents related to the sale of InfrastruX
•	2006 earnings of $1.52 per share from Puget Sound Energy (PSE) compared to earnings of $1.42 in 2005
•	Fourth quarter 2006 earnings of 49 cents per share compared to 52 cents per share in 2005

BELLEVUE, Wash. (Feb. 6, 2007) — Puget Energy (NYSE: PSD), the parent of Puget Sound Energy (PSE), which serves more than 1 million electric and 700,000 natural gas customers in Washington state, today reported 2006 net income from continuing operations of $167.3 million or $1.44 per share, excluding earnings of 44 cents per share from the discontinued operations of former subsidiary InfrastruX Group (InfrastruX).  Fourth quarter 2006 earnings from continuing operations were $57.2 million, or 49 cents per share.
 “2006 was extraordinarily busy and we accomplished much,” said Stephen P. Reynolds, chairman, president and CEO of Puget Energy and PSE.  “Highlights include the sale of InfrastruX, starting the Puget Sound Energy Foundation, completing our Wild Horse Wind Project on schedule in December, and concluding our general rate case filing.  This is on top of investing in the necessary utility infrastructure to meet growing customer demand and higher energy loads in the economically robust Puget Sound area.
"The year will be particularly remembered for the severe wind storms that swept through our region culminating in the catastrophic December storm that initially left 70 percent of our customers without power," added Reynolds.  "I am proud of how our workforce mobilized under difficult conditions to restore service.  We will work hard in 2007 to rebuild and continue the modernization of our electric system."
Puget Energy's 2006 earnings from continuing operations reflect income of $1.52 per share from PSE less funding of the Puget Sound Energy Foundation with $15 million ($9.8 million after-tax or 8 cents per share) of InfrastruX sales proceeds.  Puget Energy's 2006 net income from discontinued operations of 44 cents per share reflects the gain from the sale of InfrastruX as well as the financial results of that business prior to its divestiture in May 2006.

Table 1: Puget Energy Reported Calendar Year Earnings

Net Income (Loss) in millions of dollars	2006	2005
Continuing Operations - PSE	$176.7	$146.8
Continuing Operations - Charitable Foundation Funding	(9.8)	--
Continuing Operations - Other	0.4	(0.6)
Continuing Operations	167.3	146.2
Discontinued Operations (InfrastruX)	51.9	9.5
Puget Energy	$219.2	$155.7

Earnings per Diluted Share
Continuing Operations - PSE	$1.52	$1.42
Continuing Operations - Charitable Foundation Funding	(0.08)	--
Continuing Operations - Other	--	--
Continuing Operations	1.44	1.42
Discontinued Operations (InfrastruX)	0.44	0.09
Puget Energy	$1.88	$1.51

Diluted common shares outstanding (millions)	116.5	103.1

Table 2 below summarizes the primary items that impacted calendar year 2006 results from continuing operations for Puget Energy:

Table 2: Puget Energy 2006 vs. 2005 EPS Reconciliation for Continuing Operations	Per diluted share
Puget Energy’s 2005 earnings from PSE	$1.42
Increase in electric margin	0.26
Increase in gas margin	0.13
Increase in utility operations and maintenance expense	(0.12)
Increase in depreciation and amortization expense	(0.12)
Increase in other income, net of expenses and taxes	0.09
All other variances, net	0.05
Impact of dilution from higher common shares outstanding	(0.19)
Puget Energy 2006 earnings from PSE	$1.52
Charitable foundation establishment and funding	(0.08)
Puget Energy's 2006 earnings from continuing operations	$1.44

Earnings from continuing operations at PSE in 2006 increased by $29.9 million over 2005 levels, benefiting from higher energy margins as a result of increased sales volumes and favorable hydroelectric conditions.  These results were offset by higher operations and maintenance expense, in part due to increased storm activity compared to 2005, and higher depreciation expense as a result of utility infrastructure investments.  Earnings per share of continuing operations at PSE in 2006 reflect higher average shares outstanding during the year following a Puget Energy secondary offering of 15 million shares in October 2005.

Continuing Operations Calendar Year 2006 Highlights:

Key components of calendar year 2006 financial performance from continuing operations are highlighted below, with all amounts pre-tax unless otherwise noted and all share amounts presented on a fully diluted basis.

•	As of Dec. 31, 2006, PSE provided service to 1,039,400 electric customers and 713,000 natural gas customers, representing a 2.1 percent and 2.8 percent increase, respectively, over 2005 levels.

•	Overall, 2006 temperatures and degree days in the Pacific Northwest were similar to 2005, with both years slightly warmer than historic averages.

•
PSE's 2006 retail sales volumes for both electricity and natural gas increased by 3.1 percent and 4.7 percent, respectively, over 2005 levels reflecting strong economic conditions in the Pacific Northwest.

•
PSE’s 2006 electric margin increased by $46 million before taxes, or 26 cents per share, primarily as a result of higher retail sales volumes and favorable hydroelectric conditions.  Electric margin also increased as a result of the recovery in electric rates of PSE’s 150-megawatt Hopkins Ridge wind-powered electric generating facility brought into service in November 2005.

PSE’s electric margin represents electric sales, net of revenue-based taxes, to retail and transportation customers less the cost of generating, purchasing and wheeling electricity.

•
PSE's 2006 gas margin increased by $22.6 million before taxes, or 13 cents per share, as a result of higher sales volumes and a 3.5 percent increase in general tariff natural gas rates effective March 1, 2005.  PSE’s 2005 gas margin was adversely impacted by a one-time true-up of previously reported gas costs, resulting in a $4.5 million decrease in gas margin.

PSE's gas margin represents natural gas sales to retail and transportation customers, net of revenue based taxes, less the cost of purchasing and transporting natural gas.

•
PSE’s 2006 utility operations and maintenance expense increased by $21.3 million before taxes, or 12 cents per share, over 2005 levels.  Electric generating facility costs in 2006 increased by $11.9 million while higher electric transmission and distribution repair costs following severe wind storms in the first and fourth quarters of 2006 accounted for $7.2 million in additional expense over 2005 levels.

PSE incurred $103.2 million in storm-related electric transmission and distribution system restoration costs during calendar year 2006 compared to $3.6 million in 2005.  Of the $103.2 million, $92.3 million was deferred for future recovery in electric rates in accordance with the Washington Utilities and Transportation Commission’s regulatory guidelines.  The remaining $10.9 million of storm damage repair costs incurred in 2006 were expensed, as were the $3.6 million of repair costs incurred in 2005.

•
PSE’s 2006 depreciation and amortization expense increased by $20.7 million before taxes, or 12 cents per share, due to additional utility plant placed in service.  Depreciation recorded on PSE's Hopkins Ridge wind-powered electric generating facility brought into service in November 2005 increased by $8.1 million and was fully recovered in electric rates.

•
Puget Energy's other income, net of other expenses and taxes, increased by $0.4 million in 2006.  Puget Energy's 2006 other income was impacted by a $9.8 million after-tax charge related to establishing and funding the Puget Sound Energy Foundation.  Excluding this charge, other income increased by $10.2 million, or 9 cents per share, in 2006 compared to 2005.  The $10.2 million increase is the result of higher equity Accumulated Funds Used.

During Construction (AFUDC), largely related to construction of the Wild Horse wind-powered electric generating facility, as well as authorized carrying costs on PSE regulatory asset balances.

•
In October 2005, Puget Energy sold 15 million shares of common stock in a secondary offering.  Net proceeds totaling approximately $310 million were invested in PSE and were used to reduce short-term debt incurred primarily to fund the utility’s construction program.  The average number of diluted common shares in 2006 increased to 116.5 million compared to 103.1 million in 2005 resulting in earnings dilution of 19 cents per share.

Continuing Operations Fourth-Quarter 2006 Summary:
Table 3 below summarizes the primary items that impacted Puget Energy's fourth-quarter 2006 results from continuing operations:

Table 3: Fourth Quarter 2006 vs. Fourth Quarter 2005 EPS Reconciliation	Per diluted share
Puget Energy’s fourth quarter 2005 earnings from continuing operations	$0.52
Increase in electric margin	0.01
Increase in gas margin	0.02
Increase in utility operations and maintenance expense	(0.02)
Increase in depreciation and amortization expense	(0.03)
Increase in other income net of other expenses and taxes	0.02
Increase in interest expense	(0.02)
All other, net	0.03
Impact of dilution from higher common shares outstanding	(0.04)
Puget Energy’s fourth quarter 2006 earnings from continuing operations	$0.49

Continuing Operations Fourth-Quarter 2006 Highlights:
Earnings from continuing operations in the fourth quarter 2006 were $57.2 million, or 49 cents per share, compared to $56.3 million, or 52 cents per share, in the prior year.  Average temperatures and heating degree days in the fourth quarter were near normal in both 2006 and 2005.  Fourth quarter 2006 electric margin increased by $1.9 million, or 1 cent per share, while gas margin increased by $4 million, or 2 cents per share over 2005 levels on higher sales volumes.  Depreciation and amortization expense increased by $5 million, or 3 cents per share, in 2006 due to additional utility plant placed in service.  Other income, net of other expenses and taxes, increased by $2.4 million in 2006 compared to 2005 as a result of higher equity AFUDC as well as an increase in authorized carrying costs on PSE regulatory assets.  Higher debt outstanding to finance PSE’s utility construction program increased interest expense by $3.1 million, or 2 cents per share, compared to fourth quarter 2005 levels.

Discontinued Operations (InfrastruX) Highlights:
Discontinued operations for Puget Energy in 2006 reflect the gain from the sale of the InfrastruX in the second quarter of 2006, certain carrying value adjustments recorded in the first quarter of 2006, and the financial results of the business prior to its sale.
    Discontinued operations for Puget Energy in 2005 reflect the financial results of InfrastruX and certain carrying value adjustments.

Puget Energy 2007 Outlook:
Puget Energy anticipates 2007 earnings to be within a range of $1.50 to $1.65 per diluted share.

Conference Call:
Puget Energy will provide additional information regarding its calendar year and fourth-quarter 2006 results during a conference call for analysts scheduled at 10 a.m. ET (7 a.m. PT) on Wednesday, Feb. 7, 2007.  The call will be broadcast live through a Webcast at www.pugetenergy.com.  The Webcast will be archived and available for replay following the call. A tape-recorded replay of the call will be available two hours after completion of the call on Feb. 7, 2007, through midnight (ET) on Wednesday, Feb. 21, 2007, by dialing 1-888-286-8010 and entering the conference identification number: 22924015.

Form 10-K Annual Report for 2006
Puget Energy and PSE anticipates filing a Form 10-K Annual Report for 2006 with the Securities and Exchange Commission (SEC) on March 1, 2007, a copy of which will be available through the SEC’s website at www.sec.gov or the company’s website at www.pugetenergy.com.  Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-K filing.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of western Washington.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 700,000 natural gas customers, primarily in western Washington.  PSE meets the energy needs of its growing customer base through incremental, cost-effective energy efficiency, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure.

CAUTIONARY STATEMENT:  Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Sound Energy’s (PSE’s) plans relating to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings guidance for the year-end 2007.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, and weather conditions.  More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission.  Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

###

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 12/31[1]		Twelve months ended 12/31[1]
	2006	2005	2006	2005

Operating revenues
Electric	$530,096	$472,323	$1,777,745	$1,612,869
Gas	401,463	357,778	1,120,118	952,515
Other	2,714	960	7,830	7,826
Total operating revenues	934,273	831,061	2,905,693	2,573,210
Operating expenses
Purchased electricity	294,008	272,439	917,801	860,422
Electric generation fuel	25,162	18,919	97,320	73,318
Residential exchange	(32,396)	(53,814)	(163,622)	(180,491)
Purchased gas	269,897	233,083	723,232	592,120
Unrealized net (gain) on derivative instruments	(143)	77	71	472
Utility operations & maintenance	95,944	92,957	354,590	333,256
Other operations & maintenance	1,003	613	3,041	2,657
Depreciation & amortization	68,382	63,351	262,341	241,634
Conservation amortization	9,683	7,562	32,320	24,308
Taxes other than income taxes	75,470	68,737	255,712	233,742
Income taxes	32,441	33,957	96,271	88,609
Total operating expenses	839,451	737,881	2,579,077	2,270,047
Operating income	94,822	93,180	326,616	303,163
Other income (deductions):
Other income	11,876	7,453	29,962	16,803
Charitable foundation funding	---	---	(15,000)	---
Other expense	(5,365)	(3,060)	(9,999)	(11,063)
Income taxes	3	(268)	3,784	2,569
Interest Charges:
Debt portion of AFUDC	5,636	3,310	15,874	9,493
Interest expense	(49,793)	(44,284)	(183,922)	(174,591)
Mandatorily redeemable securities interest expense	(23)	(23)	(91)	(91)
Net income from continuing operations	57,156	56,308	167,224	146,283
Income from discontinued operations, net of tax	---	8,607	51,903	9,514
Net income before cumulative effect of
accounting change	57,156	64,915	219,127	155,797
Cumulative effect of accounting change	---	(71)	89	(71)
Income for Common Stock	$57,156	$64,844	$219,216	$155,726
Common shares outstanding	116,577	108,067	115,999	102,570
Diluted shares outstanding	116,808	108,598	116,457	103,111
Basic earnings per common share before cumulative effect
of accounting change from continuing operations	$0.49	$0.52	$1.44	$1.43
Basic earnings from discontinued operations	---	0.08	0.45	0.09
Cumulative effect from accounting change	---	----	---	---
Basic earnings per common share	$0.49	$0.60	$1.89	$1.52

Diluted earnings per common share before cumulative effect
of accounting change from continuing operations	$0.49	$0.52	$1.44	$1.42
Diluted earnings from discontinued operations	---	0.08	0.44	0.09
Cumulative effect from accounting change	---	---	---	---
Diluted earnings per common share[2]	$0.49	$0.60	$1.88	$1.51

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 12/31		Twelve months ended 12/31
	2006	2005	2006	2005
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$228,961	$193,667	$788,237	$690,184
Commercial	185,833	167,935	702,754	629,008
Industrial	26,614	25,020	103,043	93,922
Other retail sales, including change in unbilled	44,338	30,897	35,399	23,313
Subtotal, retail sales	485,746	417,519	1,629,433	1,436,427
Transportation, including change in unbilled	2,709	2,285	11,488	9,027
Sales to other utilities & marketers	28,141	31,209	85,003	105,027
Other[1]	13,500	21,310	51,820	62,388
Total electricity sales	530,096	472,323	1,777,744	1,612,869
Gas
Residential	261,609	231,702	697,632	592,361
Commercial	114,662	102,454	335,661	281,332
Industrial	17,663	16,070	57,062	48,318
Subtotal, retail sales	393,934	350,226	1,090,355	922,011
Transportation	3,461	3,334	13,269	13,277
Other	4,067	4,218	16,494	17,227
Total gas sales	401,462	357,778	1,120,118	952,515
Total energy sales revenues	$931,558	$830,101	$2,897,862	$2,565,384
Energy sales volumes (unaudited)
Electricity (in mWh)
Residential	2,783,172	2,806,076	10,593,340	10,321,984
Commercial	2,224,648	2,215,240	8,939,155	8,647,478
Industrial	331,998	343,024	1,368,672	1,357,973
Other, including change in unbilled	470,314	374,406	197,878	145,403
Subtotal, retail sales	5,810,132	5,738,746	21,099,045	20,472,838
Transportation, including change in unbilled	488,357	513,938	2,091,981	2,030,457
Sales to other utilities & marketers	518,444	388,480	2,067,849	1,887,007
Total mWh	6,816,933	6,641,164	25,258,875	24,390,302
Gas (in 000's of therms)
Residential	193,794	187,233	533,370	510,026
Commercial	94,325	92,743	291,065	275,755
Industrial	14,976	15,083	51,889	49,979
Transportation	54,272	52,634	206,367	198,504
Total gas volumes	357,367	347,693	1,082,691	1,034,264
Margins[2] ($ in thousands; unaudited)
Electric	$189,749	$187,888	$737,518	$691,494
Gas	96,350	92,353	286,984	264,370
Weather (unaudited)
Actual heating degree days	1,756	1,678	4,476	4,489
Normal heating degree days[3]	1,729	1,729	4,797	4,797
Customers served at December 31[4] (unaudited)
Electricity
Residential	918,165	901,384
Commercial	114,598	110,534
Industrial	3,781	3,682
Other	2,810	2,482
Transportation	18	18
Total electricity customers	1,039,372	1,018,100
Gas
Residential	658,119	639,771
Commercial	52,069	50,999
Industrial	2,662	2,640
Transportation	124	124
Total gas customers	712,974	693,534

[1]	Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees.
[4]	Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: February 6, 2007	James W. Eldredge Vice President, Corporate Secretary and Chief Accounting Officer